Exhibit 99.2

June 1, 2017

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission

Dear Sirs or Madams,

Re: Rise Gold Corp. Technical Report Filings on SEDAR

Concurrently with this letter, we are filing on SEDAR the following Technical Report dated June 1, 2017, prepared for Rise Gold Corp. by Mr. Greg Kulla of Amec Forster Wheeler (the “Report”). Please note that the Report has been prepared in connection with a filing made with the TSX Venture Exchange by Rise Gold Corp. Although the Report has been prepared in compliance with Form 43-101F1, the Report is not being filed as a requirement of National Instrument 43-101 Standards of Disclosure for Mineral Projects. The report is entitled Technical Report on the Idaho-Maryland Project Grass Valley California, USA.

Sincerely,

“Signed”

Benjamin W. Mossman
Chief Executive Officer
Rise Gold Corp.